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                                                                 Exhibit 10.65.3

                                 PROMISSORY NOTE

$5,540,000.00                      Dallas, Texas               December 28,1998

FOR VALUE RECEIVED, the undersigned, EMERITUS PROPERTIES X, LLC, a Washington limited liability company (herein called the "Maker"), hereby promises to pay to the order of GUARANTY FEDERAL BANK, F.S.B., a federal savings bank (herein sometimes called "Payee"), the principal sum of Five Million Five Hundred Forty Thousand and No/100 Dollars ($5,540,000.00), or so much thereof as shall be advanced, with interest on the unpaid balance thereof from date of advancement until maturity at the rate or rates hereinafter provided, both principal and interest payable as hereinafter provided in lawful money of the United States of America at the offices of Guaranty Federal Bank, F.S.B., 8333 Douglas Avenue, Dallas, Texas 75225, or at such other place within Dallas County, Texas as from time to time may be designated by the holder of this Note.

As herein provided the unpaid Principal Amount of this Note (or portions thereof from time to time outstanding shall bear interest prior to maturity at the Commercial Based Rate and/or one or more applicable LIBO Based Rates (as elected in the manner specified in this Note), provided that in no event shall the Applicable Rate exceed the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, but any subsequent reductions in the Commercial Based Rate or the LIBO Based Rate, as the case may be, shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect.

As used in this Note, the following terms shall have the meanings indicated opposite them:

"Additional Costs" -- Any costs, losses or expenses incurred by Payee which it determines are attributable to its making or maintaining the Loan, or its obligation to make any Loan advances, or any reduction in any amount receivable by Payee under the Loan or this Note.

"Applicable Rate" -- The Commercial Based Rate as to that portion of Principal Amount bearing interest at the Commercial Based Rate and the LIBO Based Rate as to each Euro-Dollar Amount.

"Assignment of Leases and Rents" -- The Assignment of Leases and Rents of even date herewith more particularly described herein.

"Commercial Based Rate" -- one-half percent (0.5%) per annum in excess of the base rate announced or published from time to time by the Payee, which rate may not be the lowest rate charged by the Payee; it being understood and agreed that the Commercial Based

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Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in the base rate."Debt Coverage Ratio" -- A fraction, the numerator of which is the Net Operating Income from the Mortgaged Property for the applicable calendar month, and the denominator of which is an amount equal to an assumed monthly payment of principal and interest resulting from a 25 year amortization of the Loan at a fixed rate of interest equal to the higher of (x) the Commercial Based Rate as of the applicable calendar month, (y) the per annum rate of two and one-half percent (2.5"%) above the Treasury Note Rate as of the applicable calendar month, or (z) seven and one-half percent (7.5%) per annum.

"Deed of Trust" -- The Deed of Trust, Mortgage and Security Agreement of even date herewith more particularly described herein.

"Default Rate" -- The rate per annum which is five percent (5%) above the Commercial Based Rate.

"Euro-Dollar Amount" -- Each portion of the Principal Amount bearing interest at at applicable LIBO Based Rate pursuant to a Euro-Dollar Rate Request.

"Euro-Dollar Business Day" -- Any day on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in New York City and Dallas, Texas.

"Euro-Dollar Rate Request" -- Maker's telephonic notice (to be promptly confirmed in writing which must be received by Payee before such Euro-Dollar Rate Request will be put into effect by Payee), to be received by Payee by 12 o'clock Noon (Dallas, Texas time) three (3) Euro-Dollar Business Days prior to the Euro-Dollar Business Day specified in the Euro-Dollar Rate Request for the commencement of the Interest Period, of(a) its intention to have (1) a portion (but not all) of the Principal Amount which is not then the subject of an Interest Period (other than an Interest Period which is terminating on such Euro-Dollar Business Day), and/or (2) all or any position of any advance of Loan proceeds which is to be made on such Euro-Dollar Business Day, bear interest at the LIBO Based Rate and (b) the Interest Period desired by Maker in respect of the amount specified.

"Euro-Dollar Rate Request Amount" -- The amount, to be specified by Maker in each Euro-Dollar Rate Request, which Maker desires to bear interest at the LIBO Based Rate and which shall in no event be less than $250,000 and which, at Payee's option, shall be an integral multiple of $50,000.

"Euro-Dollar Reference Source" -- The display for Euro-Dollar rates provided on The Bloomberg (a data service), viewed by accessing the global deposits segment of money market rates; or, at the option of Payee, the display for Euro-Dollar rates on such other service selected from time to time by Payee and determined by Payee to be comparable to The Bloomberg, which other service may include Reuters Monitor Money Rates Service.

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"Extension Period"-- A period of twenty-four (24) months, commencing on the first day after the Maturity Date.

"Interest Period" -- The period during which interest at the LIBO Based Rate, determined as provided in this Note, shall be applicable to the Euro-Dollar Rate Request Amount in question, provided, however, that each such period shall be either one ( I ) month, two (2) months or three (3) months [or, if available, four (4) months, five (5) months, six (6) months, nine (9) months or one (1)
year), which shall be measured from the date specified by Maker in each Euro-Dollar Rate Request for the commencement of the computation of interest at the LIBO Based Rate, to the numerically corresponding day in the calendar month in which such period terminates (or, if there be no numerical correspondent in such month, or if the date selected by Maker for such commencement is the last Euro-Dollar Business Day of a calendar month, then the last Euro-Dollar Business Day of the calendar month in which such period terminates, or if the numerically corresponding day is not a Euro-Dollar Business Day then the next succeeding Euro-Dollar Business Day, unless such next succeeding Euro-Dollar Business Day enters a new calendar month, in which case such period shall end on the next preceding Euro-Dollar Business Day) and in no event shall any such period be elected which extends beyond the Maturity Date, as the same may have been extended pursuant to an exercise of Maker's right, if any, to extend the same as may be provided herein or in the Loan Agreement.

"LIBO Based Rate" -- With respect to any Euro-Dollar Amount, the rate per annum (expressed as a percentage) determined by Payee to be equal to the sum of(a) the quotient of the LIBO Rate for the Euro-Dollar Amount and Interest Period in question divided by (1 minus the Reserve Requirement), rounded up to the nearest 1/100 of l%, and (b) two and one-half percent (2.5%).

"LIBO Rate" -- The rate determined by Payee (rounded upward, if necessary, to the nearest 1/16 of l%) equal to the offered rate (and not the bid rate) for deposits in U.S. Dollars of amounts comparable to the Euro-Dollar Rate Request Amount for the same period of time as the Interest Period selected by Maker in the Euro-Dollar Rate Request, as set forth on the Euro-Dollar Reference Source at approximately 10:00 a.m. (Dallas, Texas time) on the first day of the applicable Interest Period.

"Loan" -- The $5,540,000 first mortgage loan to be made to Maker by Payee pursuant to the Loan Agreement and evidenced hereby.

"Loan Agreement" -- The Loan Agreement of even date herewith between Payee and Maker pursuant to which the Loan is being made.

"Loan Documents" -- The Loan Agreement, this Note, the Deed of Trust, the Assignment of Leases and Rents and other documents evidencing, securing and relating to the Loan.

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"Maturity Date" -- December 28, 2000, being the date this Note becomes due and payable in its entirety.

"Maximum Rate" -- The maximum interest rate permitted under applicable law.

"Mortgaged Property" -- The real properly, improvements, fixtures and other property and interest described in the Deed of Trust.

"Net Operating Income" -- The gross income received by Maker from the operation of the Mortgaged Property for the period in question, less expenses incurred and/or paid by Maker in connection with the operation and maintenance of the Mortgaged Property that are allocable to such period, computed on an accrual (as opposed to cash) basis without regard to depreciation or debt service, using generally accepted accounting principles consistently applied and assuming a management fee of5"% and annual capital expenditures of $250/unit.

"Principal Amount" -- That portion of the Loan evidenced hereby as is from time to time outstanding. .

"Regulation D" -- Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended or supplemented. '

"Regulation" -- With respect to the charging and collecting of interest at the LIBO Based Rate, any United States federal, state or foreign laws, treaties, rules or regulations whether now in effect or hereinafter enacted or promulgated (including Regulation D) or any interpretations, directives or requests applying to a class of depository institutions including Payee under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

"Reserve Requirement" -- The average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against "Eurocurrency Liabilities", as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulation against (a) any category of liabilities which includes deposits by reference to which the LIBO Rate is to be determined as provided in this Note or
(b) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of

"LIBO Rate" set forth above.

"Treasury Note Rate" -- The Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Business Day, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to

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ten (10) years. Such implied yield shall be determined, if necessary, by (i)
converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields. The term "Business Day" as used in this paragraph means a day on which banks are open for business in New York, New York.

Maker shall have the option, subject to the terms and conditions hereinafter set forth, of paying interest on the Principal Amount or portions thereof at the Commercial Based Rate or the LIBO Based Rate as herein provided. The Principal Amount (less each Euro-Dollar Amount from time to time outstanding) shall bear interest at the Commercial Based Rate. If Maker desires the application of the LIBO Based Rate, it shall submit a Euro-Dollar Rate Request to Payee. Such Euro-Dollar Rate Request shall specify the Interest Period and the Euro-Dollar Amount and shall be irrevocable, subject to Maker's right to convert the rate of interest payable hereunderwith respect to any Euro-Dollar Amount from the LIBO Based Rate to the Commercial Based Rate as hereinafter provided. In the event that Maker fails to submit a Euro-Dollar Rate Request with respect to an existing Euro-Dollar Amount not later than I 2 Noon (Dallas time) three (3) Euro-Dollar Business Days prior to the last day of the relevant Interest Period, the Euro-Dollar Amount in question shall bear interest, commencing at the end of such Interest Period, at the Commercial Based Rate.

Payee, at its option, may honor a Euro-Dollar Rate Request which is submitted less than three (3) Euro-Dollar Business Days prior to the Euro-Dollar Business Day specified in the Euro-Dollar Rate Request for the commencement of the Interest Period; provided, however, Payee is not and shall not thereafter be bound to honor such a request.

Maker shall not have the right to have more than three (3) Interest Periods in respect of Euro-Dollar Amounts in effect at any one time whether or not any portion of the Principal Amount is then bearing interest at the Commercial Based Rate.

Maker shall pay to Payee, promptly upon demand, such amounts as are necessary to compensate Payee for Additional Costs resulting from any Regulation enacted after the date hereof which (i) subjects Payee to any tax, duty or other charge with respect to the Loan or this Note, or changes the basis of taxation of any amounts payable to Payee under the Loan or this Note (other than taxes imposed or based on the net income of Payee or of its applicable lending office by the jurisdiction in which Payee's principal office or such applicable lending office is located, whether denominated as a franchise or capital stock or other tax), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Payee or (iii) imposes on Payee or on the interbank Euro-dollar market any other condition affecting the Loan or this Note, or any of such extensions of credit or liabilities. Payee will notify Maker of any event which would entitle Payee to compensation pursuant to this paragraph as promptly as practicable after Payee obtains knowledge thereof and determines to request such compensation. For purposes of this paragraph, of the definition of Additional Costs" set forth above and of the next succeeding four paragraphs, the term "Payee" shall, at Payee's option, be deemed to include Payee's present and future participants in the Loan.

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Without limiting the effect of the immediately preceding paragraph, in the event that, by reason of any Regulation, (i) Payee incurs Additional Costs based on or measured by the amount of (1) a category of deposits or other liabilities of Payee which includes deposits by reference to which the LIBO Rate is determined as provided in this Note and/or (2) a category of extensions of credit or other assets of Payee which includes loans the interest on which is determined on the basis of rates referred to in the definition of LIBO Rate" set forth above, (ii) Payee becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold or (iii) it shall be unlawful or impractical for Payee to make or maintain the Loan (or any portion thereof at the LIBO Based Rate, then Payee's obligation to make or maintain the Loan (or portions thereof at the LIBO Based Rate (and Maker's right to request the same) shall be suspended and Payee shall give notice thereof to Maker and, upon the giving of such notice, interest payable hereunder at the LIBO Based Rate shall be converted to the Commercial Based Rate, unless Payee may lawfully continue to maintain the Loan (or any portion thereof then bearing interest at the LIBO
Based Rate to the end of the current Interest Period(s), at which time the interest rate shall convert to the Commercial Based Rate. If subsequently Payee determines that such Regulation has ceased to be in effect, Payee will so advise Maker and Maker may convert the rate of interest payable hereunder with respect to those portions of the Principal Amount bearing interest at the Commercial Based Rate to the LIBO Based Rate by submitting a Euro-Dollar Rate Request in respect thereof and otherwise complying with the provisions of this Note with respect thereto.

Determinations by Payee of the existence or effect of any Regulation on its costs of making or maintaining the Loan, or portions thereof, at the LIBO Based Rate, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate Payee in respect of Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis (absent manifest error).

Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the LIBO Based Rate in respect of any Euro-Dollar Rate Request Amount as herein provided, Payee determines (which determination shall be conclusive [provided that such determination is made on a reasonable basis) absent manifest error) that (i) by reason of circumstances affecting the interbank Euro-dollar market generally, adequate and fair means do not or will not exist for determining the LIBO Based Rate applicable to an Interest Period or (ii) the LIBO Rate, as determined by Payee, will not accurately reflect the cost to Payee of making or maintaining the Loan (or any portion thereof at the LIBO Based Rate, then Payee shall give Maker prompt notice thereof, and the Euro-Dollar Rate Request Amount in question shall bear interest, or continue to bear interest, as the case may be, at the Commercial Based Rate. If at any time subsequent to the giving of such notice, Payee determines that because of a change in circumstances the LIBO Based Rate is again available to Maker hereunder, Payee shall so advise Maker and Maker may convert the rate of interest payable hereunder from the Commercial Based Rate to the LIBO Based Rate by submitting a Euro-Dollar Rate Request to Payee and otherwise complying with the provisions of this Note with respect thereto.

Maker shall pay to Payee, immediately upon request and notwithstanding contrary provisions contained in the Deed of Trust or other Loan Documents, such amounts as shall, in the conclusive judgment of Payee reasonably exercised, compensate Payee for any loss, cost or expense incurred

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by it as a result of (i) any payment or prepayment, under any circumstances whatsoever, of any portion of the Principal Amount bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period,
(ii) the conversion, for any reason whatsoever, of the rate of interest payable hereunder from the LIBO Based Rate to the Commercial Based Rate with respect to any portion of the Principal Amount then bearing interest at the LIBO Based Rate on a date other than the last day of an applicable Interest Period, (iii) the failure due to any default by Maker of all or a portion of an advance which was to have borne interest at the LIBO Based Rate pursuant to a Euro-Dollar Rate Request to be made under the Loan Agreement or (iv) the failure of Maker to borrow in accordance with a Euro-Dollar Rate Request submitted by it to Payee, which amounts shall include, without limitation, lost profits.

Maker shall have the right to convert, from time to time, the rate of interest payable hereunder with respect to any portion of the Principal Amount not subject to a Euro-Dollar Rate Request, to the LIBO Based Rate or the Commercial Based Rate, subject to the terms of this Note and provided that, in the case of a conversion from the LIBO Based Rate, the entire amount of the particular Euro-Dollar Amount is the subject of the conversion.

Maker shall have the right to prepay this Note, in whole or in part, without premium or penalty (subject, however, to the provisions of this Note) upon written notice thereof given to Payee in accordance with the notice provisions of the Loan Agreement at least fifteen (15) days priority to the date to be fixed therein for prepayment, and upon the payment of all accrued interest on the amount prepaid (and any interest which has accrued at the Default Rate and other sums that may be payable hereunder) to the date so fixed and any Additional Costs attributable to any Euro-Dollar Amount prepaid.

Any portion of the Principal Amount to which the LIBO Based Rate is not or cannot pursuant to the terms hereof be applicable shall bear interest at the Commercial Based Rate.

Interest on the Principal Amount (whether computed at the Commercial Based Rate or the LIBO Based Rate) shall be payable monthly on the first day of the first month following the first advance of Loan proceeds which are evidenced hereby and on the first day of each month thereafter until this Note is repaid in full or until the Maturity Date or the expiration of the Extension Period, as the case may be, on which date the Principal Amount and accrued interest shall be due and payable.

Maker shall have the right and option to extend the Maturity Date to a date ending upon the expiration of the Extension Period, such extension being subject to the conditions that:

(i) Maker shall have notified Payee in writing of its exercise of such extension at least thirty (30) days prior to the Maturity Date;

(ii) on the date of such written notice and on the date of commencement of the Extension Period, there shall exist no default or event of default (as respectively defined in the Deed of Trust and the Loan Agreement) and no event shall have occurred which with the passage of time or the giving of notice or both would constitute a default or event of default;

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(iii) such written notice given pursuant to clause (i) above shall be accompanied by a fee in the amount of one-fourth percent (.25%) of the stated principal of this Note;

(iv) at or before the commencement of the Extension Period, Maker shall deliver to the Payee evidence satisfactory to Payee that the operation of the Mortgaged Property has achieved a Debt Coverage Ratio of 1.30 to 1 for a period of three
(3) consecutive months prior to the beginning of the Extension Period; and

(v) Maker (and any guarantor) shall have executed such documents as Payee deems reasonably appropriate to evidence such extension and shall have delivered to Payee an endorsement to the mortgagee policy of title insurance insuring the lien of the Deed of Trust, stating that the coverage of such policy has not been reduced or terminated by virtue of such extension.

Commencing on the first day of the month following commencement of the Extension Period and on the first day of each month thereafter during the Extension Period, Maker shall pay an installment of principal on the Principal Amount equal to $18,467.00, which installment is in addition to accrued interest due on each such date. All payments of principal shall be credited first against principal amounts bearing interest at the Commercial Based Rate and then toward the payment of Euro-Dollar Amounts. Payments of Euro-Dollar Amounts shall be applied in such manner as Maker shall select; provided, however, that Maker shall select Euro-Dollar Amounts to be repaid in a manner designed to minimize any losses incurred by virtue of such payment. If Maker shall fail to select the EuroDollar Amounts to which such payments are to be applied, or if an event ofdefault has occurred and is continuing at the time of payment, then Payee shall be entitled to apply the payment to such Euro-Dollar Amounts in the manner it deems appropriate. Maker shall compensate Payee for any losses incurred by virtue of any payment of those portions of the Loan accruing interest at the LIBO Based Rate prior to the last day of the relevant Interest Period, which compensation shall be determined in accordance with the provisions set forth in this Note, and any payment received pursuant to this paragraph shall be applied first to losses incurred by Payee by reason of such payment.

If a default shall occur under the Deed of Trust, interest on the Principal Amount shall, at the option of Payee, immediately and without notice to Maker, be converted to the Commercial Based Rate. The foregoing provision shall not be construed as a waiver by Payee of its right to pursue any other remedies available to it under the Deed of Trust or any other instrument evidencing or securing the Loan, nor shall it be construed to limit in any way the application of the Default Rate.

Maker hereby agrees that it shall be bound by any agreement extending the time or modifying the above terms of payment, made by Payee and the owner or owners of the Mortgaged Property, whether with or without notice to Maker, and Maker shall continue to be liable to pay the amount due hereunder, but with interest at a rate no greater than the LIBO Based Rate or the Commercial Based Rate, as the case may be, according to the terms of any such agreement of extension or modification.

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Notwithstanding anything to the contrary contained in this Note, at the option of the holder of this Note and upon notice to the undersigned at any time after the occurrence of a default asdefined in the Deed of Trust, from and after such notice and during the continuance of such default, the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate, provided that in no event shall such interest rate be more than the Maximum Rate.

All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days in each month. The undersigned shall make each payment which it owes hereunder not later than twelve o clock, noon, Dallas, Texas time, on the date such payment becomes due and payable (or the date any voluntary prepayment is made), in immediately available funds. Any payment received by the Payee after such time will be deemed to have been made on the next following business day. As used herein, the term "business day" shall mean a day on which commercial banks are open for business with the public in Dallas, Texas.

This Note has been executed and delivered pursuant to the Loan Agreement between Maker and Payee.

This Note is secured, inter alia, by the Deed of Trust, evidencing a lien on certain real property in King County, Washington, Mississippi, described therein, and evidencing a security interest in certain personal property described therein, to which Deed of Trust reference is here made for a description of the property covered thereby and the nature and extent of the security and the rights and powers of the holder of this Note in respect of such security. In addition, the Maker has made an Assignment of Leases and Rents covering certain leases and rents described therein to provide a source of future payment of this Note, reference to which Assignment of Leases and Rents is here made for a description of the leases and rents covered thereby and the rights and powers of the Payee with respect thereto. Upon the occurrence of a default specified in the Deed of Trust which remains uncured beyond any applicable notice, cure or grace period, the holder of this Note or any part thereof shall have the option of declaring the Principal Amount hereof and the interest accrued hereon to be immediately due and payable.

It is the intent of Payee of this Note and Maker in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate; that neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Payee, including each holder of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this
Note is paid prior to the end of the term of this Note, and as a result thereof

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the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, the holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the Principal Amount and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of the amount of interest at the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to Maker or credited against the Principal Amount, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that it believes the Loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that the Loan is in fact usurious, it will give the holder of this Note notice of such condition and Maker agrees that said holder shall have ninety
(90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the holder of this Note in addition to the principal and interest due and payable hereon reasonable attorneys' and collection fees.

Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH. THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS' PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT (A) OF PROCEDLTRAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION PERFECTION FORECLOSURE AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE MORTGAGED PROPERTY WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MISSISSIPPI. AND (B) THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES REGULATIONS OR ORDERS ISSUED OR PROMULGATED THEREUNDER APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY PAYEE OTHERWISE PREEMPT MISSISSIPPI OR TEXAS LAW; IN WHICH

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EVENT FEDERAL LAW SHALL CONTROL. THE MAKER HEREBY IRREVO-ABLY SUBMITS TO THE
NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS TEXAS (OR KING COUNTY, WASHINGTON) OVER ANY SUIT ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS AND THE MAKER HEREBY AGREES AND CONSENTS THAT IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW ALL SERVICE OF PROCESS IN ANY SUCH SUIT ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS TEXAS (OR KING COUNTY, WASHINGTON. MISSISSIPPI MAY BE MADE BY CERTIFIED OR REGISTERED MAIL RETURN RECEIPT RE UESTED DIRECTED TO THE MAKER AT THE ADDRESS OF THE MAKER FOR THE GIVING OF NOTICES UNDER THE DEED OF TRUST AND SERVICE SO MADE SHALL BE COMPLETE FIVE 5 DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

MAKER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE HOLDER OF THIS NOTE IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF,
(II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COMPULSORY COUNTERCLAIM) AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. Nothing herein contained shall prevent or prohibit Maker from instituting or maintaining a separate action against the holder of this Note with respect to any asserted claim.

Time is of the essence of each obligation of Maker hereunder. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE ENFORCEABLE UNDER WASHINGTON LAW.

Federal Tax I.D. No. 91-1935103

EMERITUS PROPERTIES X, LLC, a Washington limited liability company
By: Emeritus Corporation, a Washington corporation, its Manager
By: /s/ Kelly J. Price

Name:  Kelly J. Price
Title: Vice President of Finance

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

THE STATE OF WASHINGTON
COUNTY OF King

On this 28th day of December, 1998, before me personally appeared Kelly J. Price to me known to be the Vice President of Finance of Emeritus Corporation, a Washington corporation and the Manager of Emeritus Properties X, LLC, a Washington limited liability company, the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation and limited liability company, for the uses and purposes therein mentioned, and an oath stated that [he/she] was authorized to execute said instrument on behalf of said corporation and that said corporation was authorized to do so on behalf of said limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Signature: /s/ Amanda Ray
Printed Name: Amanda Ray
NOTARY PUBLIC in and for the State of Washington
Residing at Seattle, WA
My Commission Expires: 01-05-02

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